Exhibit 10.2

FIRST AMENDMENT TO
MEMBERSHIP INTEREST, SHARE AND ASSET PURCHASE AGREEMENT

This First Amendment to Membership Interest, Share and Asset Purchase Agreement (this “Amendment”) is effective as of July 28, 2025, and amends that certain Membership Interest, Share and Asset Purchase Agreement dated as of June 4, 2025 (the “Agreement”) by and among (i) ANDRITZ (USA) INC., a Georgia corporation (“Andritz USA”); (ii) ANDRITZ CHINA LTD., a Chinese company limited by shares (“Andritz China”); (iii) ANDRITZ CANADA INC., a New Brunswick corporation (“Andritz Canada,” and together with Andritz USA and Andritz China, each a “Purchaser” and collectively, the “Purchasers”); (iv) ANDRITZ AG, a joint stock corporation organized under the laws of Austria with its seat at Graz, Austria (“Andritz AG”); (v) THE BABCOCK & WILCOX COMPANY, a Delaware corporation (“BWC”); (vi) BABCOCK & WILCOX INTERNATIONAL SALES AND SERVICE CORPORATION, a Delaware corporation (“BWISSC”); and (vii) BABCOCK & WILCOX CANADA CORP., a Nova Scotia unlimited company (“B&W Canada” and together with BWC and BWISSC, each a “Seller” and collectively the “Sellers”). Purchasers, Andritz AG, and Sellers may be referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS, Purchasers and Sellers are parties to the Agreement;

WHEREAS, pursuant to Section 12.4 of the Agreement, the Agreement may only be amended by the execution and delivery of a written instrument by or on behalf of all the Parties to the Agreement;

WHEREAS, Purchasers, Andritz AG, and Sellers desire to amend the Agreement as further set forth below; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the Parties hereby agree as follows:

Agreements

1.             Except as contemplated by Section 13 of this Amendment, all references to “ANDRITZ CHINA LTD., a Chinese company limited by shares (“Andritz China”)” are hereby amended and restated entirely as follows:

“ANDRITZ AG, a joint stock corporation organized under the laws of Austria with its seat at Graz, Austria (“Andritz AG”)”.

2.             All references to “Andritz China” are hereby amended and restated entirely to refer to “Andritz AG”.

3.             The definition of “Purchaser” in the introductory paragraph to the Agreement shall refer individually to each of Andritz USA, Andritz Canada, and Andritz AG, and the definition of “Purchasers” in the introductory paragraph to the Agreement shall refer collectively to Andritz USA, Andritz Canada, and Andritz AG.

4.             Andritz AG hereby joins in this Amendment to assume all obligations of Andritz China under the Agreement, as if Andritz AG were originally a “Purchaser” thereunder.

5.             The parenthetical “(together with the DP China Interests, collectively the “Acquired Securities”)” in the last Whereas clause of the Recitals of the Agreement is hereby deleted.

6.             Section 2.4 of the Agreement is hereby amended and restated in its entirety as follows:

“2.4 Title to the Acquired Securities. Sellers and the applicable Target Companies, as applicable, own good, valid and marketable title to the Acquired Securities free and clear of any and all Liens, and upon delivery of the DPI Interests and DP China Interests to Andritz USA and Andritz AG (as applicable) on the Closing Date in accordance with this Agreement and upon Purchasers’ payment of the Closing payments in accordance with Section 1.1 and Section 1.2, the entire legal and beneficial interest in the Acquired Securities and good, valid and marketable title to the Acquired Securities, free and clear of all Liens, will pass to Andritz USA and Andritz AG (as applicable), whether directly or indirectly. Other than this Agreement and the Governing Documents of the Target Companies, there are no outstanding Contracts, commitments, understandings, arrangements or restrictions (other than applicable federal and state securities Laws) or options, warrants, purchase rights, voting agreements or voting rights to which Sellers or the Target Companies are a party or by which Sellers or the Target Companies are bound with respect to the Acquired Securities. Other than B&W Canada, none of Sellers is a “foreign person” for purposes of Section 1445 of the Code.”

7.             Section 2.5 of the Agreement is hereby amended and restated in its entirety as follows:

“2.5 Capitalization. Except as set forth on Schedule 2.5, the Acquired Securities constitute all of the issued and outstanding equity securities of the Target Companies. BWC, BWISSC, or a Target Company, as applicable, are the sole legal and beneficial owner of the Acquired Securities, free and clear of all Liens. All of the Acquired Securities (i) have been duly authorized, validly issued, and are fully-paid and non-assessable; (ii) were not issued in violation of any preemptive rights, rights of first refusal or first offer or similar rights of any Person; and (iii) were granted, offered, sold and issued in compliance, in all material respects, with all applicable Laws. None of the Acquired Securities were issued in violation of the Governing Documents of any Target Company or any other agreement, arrangement, or commitment to which any Seller or Target Company is a party. Upon consummation of the transactions contemplated by this Agreement, Andritz USA and Andritz AG, as applicable, shall own all of the DPI Interests and DP China Interests, free and clear of all Liens. There are no outstanding or authorized Convertible Securities, equity appreciation, profit participation, phantom equity, redemption rights, repurchase rights, cancellation rights or similar rights with respect to the Target Companies nor any understanding or agreement to grant the same. There are no voting trusts, proxies, equityholder agreements or any other agreements or understandings with respect to the voting, issue, allotment, sale or transfer of securities of the Target Companies, other than as set forth in the Governing Documents of the Target Companies. There are no preemptive rights, rights of first refusal or first offer or similar rights with respect to equity of the Target Companies. The Target Companies do not have any outstanding bond, debenture, note or other Contract that grants to its holder voting rights in the Target Companies on any matter or that are convertible or exchangeable into or exercisable for securities that grant to the holder of such converted or exchanged security voting rights in the Target Companies. Other than as set forth on Schedule 2.5, none of the Target Companies owns, or has any capital stock or other equity, ownership or profit sharing interests in any other Person, or the right or obligation to acquire any capital stock or other equity, ownership or profit sharing interests in any other Person.”

8.             Section 3.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“3.1 Organization. Andritz USA is a corporation duly incorporated, validly existing, and in good standing under the Laws of the State of Georgia. Andritz AG is a joint stock corporation duly formed, validly existing, and in good standing under the Laws of Austria. Andritz Canada is a New Brunswick corporation duly formed, validly existing, and in good standing under the Laws of the Province of New Brunswick. Each Purchaser is qualified or registered to do business in each jurisdiction in which the nature of its business or operations would require such qualification or registration.”

9.             Section 3.9 of the Agreement is hereby amended and restated in its entirety to read as follows:

“3.9 Investment Intent. Andritz USA and Andritz AG are acquiring, directly or indirectly, all of the Acquired Securities for their own account and not with a view to any resale or distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.”

10.           Section 6.1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a)             Instruments sufficient to convey the DPI Interests and DP China Interests from BWC and BWISSC to Andritz USA and Andritz AG, respectively, in form and substance reasonably satisfactory to Purchasers and Sellers, and executed by BWC and BWISSC;”

11.           Section 8.8(d)(2) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(2)             Notwithstanding anything in this Agreement to the contrary, subject to the restrictions set forth below, Purchasers, in their sole discretion, may make an election under Section 338(g) of the Code, with respect to the purchase and sale of the DPI Interests and DP China Interests contemplated by this Agreement (the “338(g) Election”). If, and only to the extent that, Purchasers make a 338(g) Election, and as a result of such election, any Seller incurs any additional U.S. federal, state or local income Tax liability (including, for the avoidance of doubt, any increase in Tax liability arising from the treatment of the sale of the DPI Interests and DP China Interests as a deemed asset sale for Tax purposes), then Purchasers shall pay to each affected Seller, at the time and in the manner set forth below, an amount (the “338(g) Gross-Up Payment”) such that, after taking into account all such additional Taxes imposed on such Seller as a result of the 338(g) Election (including any Taxes imposed on the 338(g) Gross-Up Payment itself), the net amount received by such Seller is equal to the amount such affected Seller would have received had no 338(g) Election been made. Sellers shall use commercially reasonable efforts to provide, no later than five (5) Business Days after written request by Purchasers, any applicable document, schedule, Tax Return or other information in Sellers’ possession (or that can be reasonably obtained through due inquiry) that is reasonably anticipated by Purchasers or any applicable third-party assisting Purchasers to calculate the 338(g) Gross-Up Payment. The 338(g) Gross-Up Payment shall be calculated in good faith by the Purchasers taking into account: (i) the actual Tax rates applicable to each Seller, taking into account any net operating losses or other deductible amounts that may be available to offset such Tax liability only with respect to the entities represented by the Acquired Securities and excluding any of Sellers’ consolidated U.S. federal net operating losses or U.S. federal Tax credits and (ii) any reasonable third-party, out-of-pocket costs incurred by the affected Sellers in connection with reviewing the calculation of the 338(g) Gross-Up Payment as approved by Purchasers in their good-faith discretion (not to be unreasonably withheld, conditioned, delayed or denied). At least sixty (60) days prior to the due date of the applicable IRS Form 8023 on which Purchasers shall make the 338(g) Election, Purchasers shall provide the affected Sellers with a written calculation of the proposed 338(g) Gross-Up Payment and an estimate of the Purchasers’ reasonable third-party, out-of-pockets costs incurred for the calculation and analysis of 338(g) Gross-Up Payment (“Purchasers’ 338(g) Costs”) prior to making the 338(g) Election for the affected Sellers’ review and approval, which such approval shall not be unreasonably withheld, conditioned, delayed or denied. If the affected Sellers do not object by written notice within fifteen (15) days of the receipt of the proposed 338(g) Gross-Up Payment, such proposed 338(g) Gross-Up Payment shall be deemed to have been accepted and agreed upon, and final and conclusive, for purposes of this Section 8.8(d)(2). If the affected Sellers, however, dispute the amount of the proposed 338(g) Gross-Up Payment, then they shall notify the Purchasers by written notice within fifteen (15) days of receipt of the proposed 338(g) Gross-Up Payment. Purchasers and the affected Sellers shall act in good faith to resolve any dispute prior to the due date of the applicable IRS Form 8023. If Purchasers and the affected Sellers cannot resolve any disputed item(s) with respect to the proposed 338(g) Gross-Up Payment with a period of fifteen (15) days following the receipt of a written notice of such disputed item(s), the item(s) in question shall be resolved by the Independent Accountant as promptly as practicable whose determination shall be final and conclusive for purposes of this Section 8.8(d)(2). Without limitation, each applicable Party may submit data and information to the Independent Accountant as such Party deems appropriate. The Independent Accountant shall be instructed to use every reasonable effort to complete its services within fifteen (15) days after submission of the dispute to it and, in any case, as soon as practicable after such submission and no later than five (5) days before the due date of the applicable IRS Form 8023. The fees and expenses of the Independent Accountant shall be paid fifty percent (50%) by Purchasers and fifty percent (50%) by the affected Sellers. Purchasers shall timely file, or cause to be filed, all such Tax Returns with the appropriate Taxing Authority upon final resolution by the Independent Accountant. The 338(g) Gross-Up Payment shall be paid to the affected Sellers no later than ten (10) days after the date the 338(g) Election is made. The 338(g) Gross-Up Payment shall be reduced, but not below zero, on a dollar-for-dollar basis by Purchasers’ 338(g) Costs. Unless otherwise required by applicable Laws, the 338(g) Gross-Up Payment will constitute an adjustment to the Purchase Price for all Tax purposes, to the extent permissible under applicable Laws relating to Taxes, and no Party will take any position inconsistent with such characterization.”

12.           Section 8.8(i) of the Agreement shall be amended and restated in its entirety to read as follows:

“(i)             Intended Tax Treatment. The Parties agree that for U.S. federal (and corresponding provisions of state, local and non-U.S.) income Tax purposes, the transactions contemplated by this Agreement are intended to be treated as follows: (i) the purchase of the DP China Interests is a purchase of DP China Interests from BWISSC under Section 1001 of the Code; (ii) the purchase of the DPI Interests is a deemed purchase and sale of DPI’s assets under Section 1001 of the Code; and (iii) the purchase of the Purchased Assets is a purchase of assets under Section 1001 of the Code; provided that, to the extent the Purchasers make the Section 338(g) Election with respect to any DPI Interests and DP China Interests, the purchase of such DPI Interests and DP China Interests shall be treated as a deemed asset sale in accordance with Section 338(g) of the Code and the applicable Treasury Regulations. The Parties shall not take any position on any Tax Return before any Taxing Authority or in any Proceeding related to the collection of Tax that is in any way inconsistent with the terms of this Section 8.8(i) in all relevant Tax filings, unless required to do so: (i) by applicable Law; (ii) by a “determination” within the meaning of Sections 1313(a)(1) or (2) of the Code (or similar provision of state, local or non-U.S. income Tax purposes); or (iii) pursuant to another agreement (other than an agreement described in Section 1313(a)(2) of the Code) made with an applicable Governmental Authority.”

13.           Section 10.2 of the Agreement shall be amended and restated in its entirety to read as follows:

“10.2 Indemnification by Purchasers. From and after the Closing Date, subject to the provisions of this Section 10, Purchasers shall indemnify, defend and hold harmless Sellers and their Affiliates and their respective Representatives (each a “Seller Indemnified Party” and collectively, the “Seller Indemnified Parties”) from and against (a) any and all Losses actually incurred by Seller Indemnified Parties only to the extent arising out of or relating to: (i) any inaccuracy or misrepresentation in or breach of any representation or warranty made by Purchasers in this Agreement; (ii) any breach or non-fulfillment of any covenant or agreement made by Purchasers in this Agreement; (iii) the Inbound Assets from and after the Closing Date; and (iv) the Assumed Liabilities; and (b) any and all incremental Losses actually incurred by Seller Indemnified Parties only to the extent directly arising out of or relating to the replacement by Andritz AG of Andritz China Ltd., a Chinese company limited by shares as a “Purchaser” for purposes of this Agreement pursuant to that certain First Amendment to Membership Interest, Share and Asset Purchase Agreement, dated July 28, 2025, by and among Purchasers, Sellers, and Andritz China Ltd., a Chinese company limited by shares; provided however, that Purchasers shall have no obligation to indemnify Sellers under this Section 10.2 in respect of any Losses arising out of or relating to any matter in respect of which Sellers are required to indemnify, defend or hold harmless any Purchaser Indemnified Party pursuant to Section 10.1 above, or would have been so required but for any of the temporal or monetary limitations in this Agreement applicable to Sellers’ obligations under Section 10.1.

14.           The definition of “Acquired Securities” set forth in Exhibit A and used throughout the Agreement is hereby amended and restated in its entirety to read as follows:

““Acquired Securities” means the DPI Interests, DP China Interests and all of the issued and outstanding equity interests of each of DP UK, DP Germany, DP Sweden, DP Czech Republic, DP Finland, DP Brazil, and DP South Africa, all of which are wholly-owned directly or indirectly by DPI, and (49%) of the fully diluted shares, but seventy-one percent (71%) of the voting shares of DP Thailand, which is owned directly or indirectly by DPI.”

15.           Article IV of the Agreement is hereby amended to add a new Section 4.23 as follows:

“With respect to The B&W Thrift Plan, Sellers shall conduct an analysis to determine (in Sellers’ discretion) whether a partial plan termination occurred during the 2025 plan year and inform Purchasers of the results of such analysis as soon as administratively practical following the end of the 2025 plan year, but in any event by March 31, 2026.”

16.           Exhibit B-1 of the Agreement is hereby amended to add the following:

“The product design drawings located at the Cambridge, ON location;”

17.           Except as provided above, the provisions of the Agreement are hereby ratified and confirmed in all respects. This Amendment shall be construed with and interpreted as part of the Agreement. This Amendment may be signed in one or more counterparts, all of which together shall constitute one and the same instrument. Signatures to this Amendment exchanged by facsimile or other electronic means shall be binding for all purposes.

18.           For the avoidance of doubt, the Parties hereby agree that each Party shall be solely responsible for, and shall bear, its own costs and expenses (including legal, accounting, and other advisory fees) incurred in connection with the negotiation, preparation, execution, delivery and performance of this Amendment and any updates, modifications, supplements, or ancillary documents to the Agreement that are made to reflect the changes set forth herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

PURCHASERS:

Andritz (USA), Inc.

By:

Name:
Title:

Andritz China Ltd.

By:

Name:
Title:

Andritz Canada Inc.

By:

Name:
Title:

ANDRITZ AG:

Andritz AG

By:

Name:
Title:

[Signature Page to First Amendment to Membership Interest, Share and Asset Purchase Agreement]

SELLERS:

The Babcock & Wilcox Company

By:
Name:
Title:

Babcock & Wilcox International Sales and Service Corporation

By:
Name:
Title:

Babcock & Wilcox Canada Corp.

By:
Name:
Title:

[Signature Page to First Amendment to Membership Interest, Share and Asset Purchase Agreement]